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                                                                     EXHIBIT n.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 5, 2002 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of the Nuveen Connecticut Dividend Advantage Municipal Fund 3 filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-100219) and in this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-21154).


                                                           /s/ ERNST & YOUNG LLP
                                                             ERNST & YOUNG LLP


Chicago, Illinois
November 5, 2002